Exhibit 4.2
Execution Version
KEY ENERGY SERVICES, INC.
AND
THE GUARANTORS NAMED HEREIN
6.750% SENIOR NOTES DUE 2021

FIRST SUPPLEMENTAL INDENTURE
Dated as of March 4, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

TABLE OF CONTENTS
ARTICLE 1
DEFINITIONS;
APPLICATION OF SUPPLEMENTAL INDENTURE

ii

EXHIBITS

Exhibit A	Form of Security
Exhibit B	Form of Notation of Subsidiary Guarantee
Exhibit C	Form of Supplemental Indenture to be Delivered by Future Guarantors

iii

CROSS-REFERENCE TABLE

Supplemental
Trust Indenture Act Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.02; 4.17; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	4.15
318 (a)	11.01
“N.A.” means not applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Supplemental Indenture.

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 4, 2011, is among Key Energy Services, Inc., a Maryland corporation (the “Company”), each of the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
     WHEREAS, the Company has duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s debentures, notes or other evidences of indebtedness, to be issued in one or more series, and the Guarantee by each of the Subsidiary Guarantors of the Securities, as the Base Indenture provides;
     WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form or terms of any Security as permitted by Sections 201 and 301 of the Base Indenture;
     WHEREAS, pursuant to Sections 2.1 and 3.1 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 6.750% Senior Notes due 2021 in an aggregate principal amount of $475,000,000 (the “Initial Securities”);
     WHEREAS, from time to time subsequent to the Issue Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Securities” and, together with the Initial Notes, the “Securities”), pursuant to this Supplemental Indenture;
     WHEREAS, the Company and the Subsidiary Guarantors are members of the same consolidated group of companies; the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities; and accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture;
     WHEREAS, this Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions;
     WHEREAS, this Supplemental Indenture restates in their entirety the terms of the Base Indenture as supplemented by the Supplemental Indenture and does not incorporate the terms of the Base Indenture. The changes, modifications and supplements to the Base Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, except as otherwise provided herein, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements; and
     WHEREAS, All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary have been done to make the Subsidiary Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Subsidiary Guarantors. All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done;

     NOW THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the Securities:
ARTICLE 1
DEFINITIONS;
APPLICATION OF SUPPLEMENTAL INDENTURE
Section 1.01 Definitions
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.
     “Additional Securities” means any Securities (other than the Initial Securities) issued under this Supplemental Indenture in accordance with Sections 2.02and 4.03 hereof, as part of the same series as the Initial Securities to the extent outstanding.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue with respect to the Securities called for redemption (if no maturity is within three months before or after March 1, 2016, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third business day immediately preceding the Redemption Date, plus, in the case of each of clause (i) and (ii), 0.50%.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.08 and the use of the term “Affiliates” thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

     “Applicable Premium” means, at any Redemption Date, the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of the Securities on March 1, 2016 (such redemption price being set forth in Section 3.07(a)) plus (2) all required remaining scheduled interest payments due on the Securities through March 1, 2016 (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of the Securities on such Redemption Date.
     “Agent” means any Registrar or Paying Agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale/Leaseback Transaction) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to the Company or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.12 and 5.01 and not by the provisions of Section 4.07; and
     (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries,
in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $20 million or (b) for Net Proceeds in excess of $20 million; provided that the following will not be deemed to be Asset Sales:
     (1) (x) any sale, exchange, transfer or other disposition of inventory in the ordinary course of business or (y) any sale, exchange, transfer or other disposition of accounts receivable in connection with any Credit Facility permitted to be incurred hereunder;
     (2) any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets or operating line of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”); provided that (x) if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35 million, the Company shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by the Company and the Restricted Subsidiaries in such trade or exchange have a Fair Market Value of at least the Fair Market Value of the assets so disposed and (y) any cash or Cash Equivalents received by the Company or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of “Net Proceeds”) shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in Section 4.07;

     (3) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
     (4) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;
     (5) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by Section 4.04;
     (6) the trade, sale or exchange of Cash Equivalents;
     (7) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;
     (8) the abandonment or relinquishment of assets in the ordinary course of business, including without limitation taking rigs out of service;
     (9) any lease of assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary of the Company is the lessor and the lessee has no option to purchase, such assets for less than fair market value at any time the right to acquire such asset occurs;
     (10) the disposition of assets received in settlement of debts accrued in the ordinary course of business;
     (11) the creation or perfection of a Lien on any assets (or any income or profit therefrom) of the Company or any of its Restricted Subsidiaries that is not prohibited by any covenant of this Supplemental Indenture;
     (12) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and
     (13) (the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.
     “Attributable Amount” means, with respect to any Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that the Attributable Amount of each of the following Sale/Leaseback Transactions shall, in each case, be zero:
     (1) a Sale/Leaseback Transaction in which the lease is for a period, including renewal rights, not in excess of three years;
     (2) a Sale/Leaseback Transaction with respect to any asset that occurs within 270 days of the acquisition or construction of, or the completion of a material improvement to, such asset;

     (3) a Sale/Leaseback Transaction in which the lease secures or relates to industrial revenue or pollution control bonds;
     (4) a Sale/Leaseback Transaction in which the transaction is between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; or
     (5) a Sale/Leaseback Transaction pursuant to which the Company, within 270 days after the completion of the Sale/Leaseback Transaction, applies toward the retirement of its Indebtedness or the Indebtedness of a Restricted Subsidiary, or to the purchase of other property, the greater of the net proceeds from the Sale/Leaseback Transaction or the Fair Market Value of the assets sold in such Transaction; provided, however, that the amount that must be applied to the retirement of Indebtedness shall be reduced by:
     (a) the principal amount of any debentures, notes or debt securities (including the Securities) of the Company or a Restricted Subsidiary surrendered to the applicable trustee or agent for retirement and cancellation within 270 days of the completion of the Sale/Leaseback Transaction;
     (b) the principal amount of any Indebtedness not included in clause (5)(a) of this definition to the extent such amount of Indebtedness is voluntarily retired by the Company or a Restricted Subsidiary within 270 days of the completion of the Sale/Leaseback Transaction; and
     (c) all fees and expenses associated with the Sale/Leaseback Transaction.
     “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.
     “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Houston, Texas, are authorized or required by law to close.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;
     (3) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson BankWatch Rating of “B” or better;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having the highest rating obtainable from Moody’s or S&P with maturities of not more than one year from the date of acquisition; and
     (6) money market funds 95% of the assets of which constitute Cash Equivalent of the types described in clauses (1) — (5) above.
     “Change of Control” means the occurrence of one or more of the following events:
     (1) any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Supplemental Indenture) unless immediately following such sale, lease, transfer, conveyance or other disposition in compliance with this Supplemental Indenture such properties or assets are owned, directly or indirectly, by (A) the Company or a Subsidiary of the Company or (B) a Person controlled by the Company or a Subsidiary of the Company;
     (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;
     (3) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d 3 under the Exchange Act) of Voting Securities of the Company by any Person or Group that, as a result of such acquisition, either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Company’s then outstanding Voting Securities or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or
     (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders (or members, as applicable) of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.
     “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.
     “Code” means the U.S. Internal Revenue Code of 1986 and any successor statute thereto, in each case as amended from time to time.
     “Commission” or “SEC” means the U.S. Securities and Exchange Commission.
     “Commodity Hedging Agreements” means agreements or arrangements designed to protect such Person against fluctuations in the price of (1) crude oil, natural gas or other hydrocarbons or (2) any other commodity, in each case, in connection with the conduct of its business and not for speculative purposes.
     “Commodity Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Company” shall mean such successor Person.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to March 1, 2016, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 1, 2016.
     “Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Independent Investment Bank, Reference Treasury Dealer Quotations for the Redemption Date.
     “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:
     (1) an amount equal to any extraordinary, unusual or nonrecurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus
     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus
     (4) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income, plus
     (5) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus
     (6) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.
     Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the specified Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;
     (2) the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (3) the cumulative effect of a change in accounting principles shall be excluded;
     (4) any writedown of non-current assets shall be excluded, as if such writedown had not occurred;
     (5) to the extent deducted in the calculation of Net Income, any charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income; and

     (6) any unrealized non-cash gains or losses in respect of hedges and other derivatives (including those under FAS 133) shall be excluded.
     “Consolidated Tangible Assets” means, as of any date of determination, the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP as of the end of the Company’s most recent fiscal quarter for which internal financial statements are available, less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.
     “Consolidated Net Worth” means, as of any date of determination, the total of the amounts shown on a Person’s consolidated balance sheet determined in accordance with GAAP, as of the end of such Person’s most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all of such Person’s outstanding Capital Stock, (2) paid-in capital or capital surplus relating to such Capital Stock and (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.
     “Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business in relation to this Supplemental Indenture and the Securities shall be administered, which office at the date hereof is located at 601 Travis Street, 18th Floor, Houston, Texas 77002.
     “Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Identified Senior Credit Facilities), commercial paper facilities or Debt Issuances with banks, investment banks, insurance companies, mutual funds, hedge funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements, indentures and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indentures or other documentation relating thereto.
     “Currency Hedging Agreements” means, at any time as to any Person, any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates.
     “Currency Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Currency Hedging Agreements.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

     “Default” means any event that is, or with the passage of time or the giving of notice (or both) would be, an Event of Default.
     “Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.
     “De Minimis Amount” means a principal amount of Indebtedness that does not exceed $5 million.
     “Depositary” means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Supplemental Indenture and thereafter shall mean its successor.
     “Designated Proceeds” means the amount of net cash proceeds received by the Company from each issuance or sale since the Issue Date of mandatorily convertible preferred stock of the Company (other than Disqualified Stock), that at the time of such issuance was designated by the Company as Designated Proceeds pursuant to an officers’ certificate delivered to the trustee; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of the Company, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (10) of Section 4.04(b) will no longer be considered to be Designated Proceeds.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.
     Notwithstanding the preceding paragraph, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company formed under the laws of the United States or any state of the United States or the District of Columbia.
     “Equity Interests” mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
     “Equity Offering” means any public or private sale of Capital Stock of the Company or options, warrants or rights with respect to its Capital Stock (other than sales made to any Restricted Subsidiary of the Company and sales of Disqualified Stock) made for cash after the Issue Date.
     “Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.
     “Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

     “Existing Indebtedness” means the aggregate Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date.
     “Existing Indenture” means the indenture, dated as of November 29, 2007, as supplemented by the first supplemental indenture, dated as of January 22, 2008, the second supplemental indenture, dated as of January 13, 2009, and the third supplemental indenture, dated as of July 31, 2009, among the Company, the guarantors party thereto and the Trustee.
     “Existing Notes” means the Company’s 8.375% Senior Notes due 2014 issued pursuant to the Existing Indenture.
     “Existing Guarantees” means the guarantee of the Existing Notes by each of the guarantors thereof pursuant to the Existing Indenture.
     “Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Company or any Restricted Subsidiary, the fair market value of such consideration as determined (unless otherwise specified in this Supplemental Indenture) in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors set forth in an Officers’ Certificate delivered to the Trustee.
     “Financial Hedging Agreements” means (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.
     “Financial Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.
     “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect to any expense, cost reductions and operating improvements that have occurred or, in the reasonable judgment of the chief financial officer or other senior financial person of such Person as set forth in an Officers’ Certificate, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the Commission or any regulation or policy related thereto);

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;
     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and
     (4) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock).
     “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not (a) a Domestic Subsidiary or (b) a guarantor of Indebtedness under a Credit Facility of the Company or a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States, which are applicable at the date of determination.
     “Global Securities” means a permanent global security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend, that has the “Schedule of Exchanges of Interest in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its designee.
     “Global Security Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Securities issued under this Supplemental Indenture.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

     “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.
     “Guarantors” means:
     (1) each of the Company’s Domestic Subsidiaries as of the Issue Date except for any of such Subsidiaries that is not required by the Identified Senior Credit Facilities to act as guarantors thereunder;
     (2) each of the Company’s Domestic Subsidiaries that becomes a guarantor of the Securities pursuant to Section 4.10; and
     (3) each of the Company’s other Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to guarantee the obligations of the Company under, or to be bound by the terms of, this Supplemental Indenture;
provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Supplemental Indenture.
     “Hedging Obligations” means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person, the Currency Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.
     “Holder” means a person in whose name a Security is registered on the Registrar’s books.
     “Identified Senior Credit Facilities” means (i) that certain Credit Agreement, dated as of November 29, 2007, as amended, among the Company, as borrower, Bank of America, N.A. and Wells Fargo Bank National Association, as co-administrative agents, and the other agents and lenders party thereto, providing for a revolving credit facility, letter of credit sub-facility and swing line facility, of up to an aggregate principal amount of $300.0 million and (ii) the Credit Facility providing for revolving loans of up to $400.0 million to be entered into after the Issue Date in order to replace, refund or renew the Credit Agreement referred to in clause (i) of this definition.
     “Indebtedness” means, with respect to any Person, without duplication,
     (1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments;
     (2) reimbursement obligations of such Person for letters of credit or banker’s acceptances;
     (3) Capital Lease Obligations of such Person;
     (4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;
     (5) Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable at such time); or

     (6) preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor (but excluding, in each case, any accrued dividends);
in the case of the foregoing clauses (1) through (5) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker’s acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In the case of clause (6), the amount of Indebtedness attributable to such preferred stock shall be the repurchase price calculated in accordance with the terms of such preferred stock as if the preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Supplemental Indenture; provided that if the preferred stock is not then permitted to be repurchased, the amount of Indebtedness shall be the greater of the liquidation preference and the book value of the preferred stock.
     In addition, the term “Indebtedness” includes, without duplication:
     (A) obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person’s obligation or indebtedness or the Fair Market Value of such asset; and
     (B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.
     “Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates; provided, that providing accounting, appraisal or investment banking services to the Company or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the Company or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.
     “Independent Investment Bank” means one of the Reference Treasury Dealers appointed by the Issuer.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.
     “Initial Securities” means the first $475,000,000 aggregate principal amount of Securities issued under this Supplemental Indenture on the date hereof.
     “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
     “Investment Grade Rating Event” means the first day on which the Securities are assigned an Investment Grade Rating by a Rating Agency and no Default or Event of Default has occurred and is continuing.

     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.09(b).
     “Issue Date” means the first date on which the Securities are issued, authenticated and delivered under this Supplemental Indenture.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to any Sale/Leaseback Transaction); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary, unusual or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).
     “Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers’ fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and (v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.
     “Non-Recourse Indebtedness” means Indebtedness:

     (1) as to which neither the Company nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);
     (2) the incurrence of which will not result in any recourse against any of the assets of the Company or its Restricted Subsidiaries; and
     (3) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.
     “Obligations” means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries (whether or not a claim for post-filing interest is allowed in such proceeding)), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two of its Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and that complies with Sections 11.04 and 11.05 of this Supplemental Indenture and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that complies with Sections 11.04 and 11.05 of this Supplemental Indenture and is delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).
     “Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged or consolidated with or into the Company or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.03(a), (b) the Fixed Charge Coverage Ratio for the Company would be greater than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction, or (c) the Consolidated Net Worth of the Company would be greater than the Consolidated Net Worth of the Company immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such transaction.
     “Permitted Business” means, with respect to the Company and its Restricted Subsidiaries:

     (1) any business engaged in by the Company or any of its Restricted Subsidiaries on the Issue Date; and
     (2) any business that is a reasonable extension, development or expansion of, or reasonably related to, any of the businesses referred to in clause (1) or to the oil and gas industry.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company; or
     (b) such Person is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:
     (a) an Asset Sale that was made pursuant to and in compliance with Section 4.07; or
     (b) a disposition of assets that does not constitute an Asset Sale;
     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
     (6) any Investment received in settlement of debts, claims or disputes owed to the Company or any Restricted Subsidiary of the Company that arose out of transactions in the ordinary course of business;
     (7) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;
     (8) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;
     (9) advances and loans to employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20 million;

     (10) other Investments by the Company or any Restricted Subsidiary of the Company in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not to exceed the greater of (i) $25 million and (ii) 2.0% of Consolidated Tangible Assets;
     (11) Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of the Company permitted under clauses (5) and (10) of Section 4.03(b);
     (12) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging commodity, currency or interest rate risk in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes;
     (13) Investments in the form of, or pursuant to, joint ventures, partnership agreements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (1) and (2) of the definition of “Permitted Business,” excluding, however, investments in publicly traded Persons;
     (14) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker’s compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and
     (15) Investments pursuant to agreements and obligations of the Company and any Restricted Subsidiary in effect on the Issue Date and any renewals or replacements thereof on terms and conditions not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced.
     “Permitted Liens” means:
     (1) Liens securing Indebtedness incurred under the Credit Facilities pursuant to Section 4.03;
     (2) Liens other than Liens permitted by clause (1) of this definition of “Permitted Liens” granted in favor of the Company or the Guarantors;
     (3) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of Section 4.03(b) covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;
     (4) Liens existing on the Issue Date;
     (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (6) Liens existing upon the occurrence of an Investment Grade Rating Event;

     (7) carriers’, warehousemen’s, mechanics’, materialmen’s, repairman’s or other like Liens arising in the ordinary course of business;
     (8) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (9) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (10) any interest or title of a lessor under any Capital Lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the property or assets so leased;
     (11) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;
     (12) Liens to secure Hedging Obligations of the Company and its Restricted Subsidiaries, in each case incurred in the ordinary course of business and not for speculative purposes;
     (13) Liens on property or assets of a Person existing at the time (a) such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by the Company or a Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger, consolidation or other acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property or assets in the case of such other acquisition in the case of clause (b) or (c);
     (14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Supplemental Indenture; provided that (a) the new Lien shall be limited to all or part of the same property or assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or assets or proceeds or distributions thereof) and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (15) Liens upon specific items of inventory, accounts receivables or other goods and proceeds of the Company or any Restricted Subsidiary securing such Person’s obligations in respect of banker’s acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds and, if incurred prior to an Investment Grade Rating Event, permitted by Section 4.03;
     (16) any Lien resulting from the deposit of money or other Cash Equivalents or other evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Restricted Subsidiary;

     (17) any Liens securing industrial development, pollution control or similar bonds; and
     (18) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed in principal amount (or accreted value, as applicable) the greater of (a) $20 million at any one time outstanding and (b) 1.5% of Consolidated Tangible Assets determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds therefrom.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);
     (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
     Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.03 shall be subject to the refinancing provisions of the definition of “Credit Facilities” and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

     “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Securities publicly available (other than as a result of voluntary action, or inaction, on the part of the Company), a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.
     “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.
     “Reference Treasury Dealer” means any nationally recognized investment banking firm selected by the Company that is a primary dealer of Government Securities.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Bank, of the bid and asked prices for the Comparable Treasury Issue with respect to the Securities, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third Business Day immediately preceding the Redemption Date.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
     “Sale/Leaseback Transaction” means an arrangement relating to property or assets owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property or assets to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases such property or assets from such Person.
     “Securities” means securities issued under this Supplemental Indenture. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to “the Securities” shall include the Initial Securities and the Additional Securities.
     “Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.
     “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.
     “Senior Indebtedness” means, with respect to any Person, (A) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed and (B) all other Obligations of such Person in respect of Indebtedness described in clause (A) above, unless, in the case of clauses (A) and (B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or any Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include:
     (1) any obligation of such Person to the Company or any Affiliate of the Company;
     (2) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person;
     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
     (4) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;
     (5) the portion of any Indebtedness which at the time of incurrence is incurred in violation of this Supplemental Indenture (except that Indebtedness under a Credit Facility will not fail to qualify as Senior Indebtedness pursuant to this clause (5) if it is incurred on the basis of an Officers’ Certificate certifying that its incurrence was permitted by this Supplemental Indenture); and
     (6) any Capital Stock.
     “Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
     “Stated Maturity” means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to the Securities and any Indebtedness of a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to its Subsidiary Guarantee.
     “Subsidiary” means, with respect to any Person,
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person; and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person (or any combination thereof).

     “Subsidiary Guarantee” means the guarantee of the Securities by each Guarantor pursuant to Article X hereof.
     “Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the Issue Date, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “Trust Officer” means any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Supplemental Indenture.
     “Unrestricted Subsidiary” means: (1) any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an Officers’ Certificate delivered to the Trustee; and (2) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary.
     The Board of Directors may designate any Subsidiary of the Company to become an Unrestricted Subsidiary if it:
     (1) has no Indebtedness other than Non-Recourse Indebtedness;
     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Persons to achieve any specified levels of operating results;
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;
     (5) does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary of the Company; and
     (6) would constitute an Investment which the Company could make in compliance with Section 4.04.
     Notwithstanding the preceding, if, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted

Subsidiary for purposes of this Supplemental Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.
Section 1.02 Other Definitions
     The following terms are defined in the indicated part of this Supplemental Indenture:

“Affiliate Transaction”	Section 4.08(a)
“Asset Sale Offer”	Section 4.07(c)
“Asset Sale Payment”	Section 4.07(c)
“Asset Sale Payment Date”	Section 4.07(d)
“Authenticating Agent”	Section 2.02(f)
“Calculation Date”	Section 1.01 (“Fixed Charge Coverage Ratio”)
“Change of Control Offer”	Section 4.12(a)
“Change of Control Payment”	Section 4.12(a)
“Change of Control Payment Date”	Section 4.12(a)
“covenant defeasance option”	Section 8.01(b)
“Defaulted Interest”	Section 2.11
“Event of Default”	Section 6.01(a)
“Excess Asset Sale Proceeds”	Section 4.07(b)
“Group”	Section 1.01 (“Change of Control”)
“Guaranteed Obligations”	Section 10.01(a)
“incur”	Section 4.03(a)
“legal defeasance option”	Section 8.01(b)
“Legal Holiday”	Section 11.07
“Paying Agent”	Section 2.03(a)
“Payment Default”	Section 6.01(a)(5)
“Permitted Debt”	Section 4.03(b)
“Registrar”	Section 2.03(a)
“Restricted Payments”	Section 4.04(a)
Section 1.03 Incorporation by Reference of Trust Indenture Act
     (a) This Supplemental Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Supplemental Indenture. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Securities and the Subsidiary Guarantees,
     “indenture security holder” means a Holder,

     “indenture to be qualified” means this Supplemental Indenture,
     “indenture trustee” or “institutional trustee” means the Trustee and
     “obligor” on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.
     (b) All other Trust Indenture Act terms used in this Supplemental Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.
Section 1.04 Rules of Construction
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unless otherwise indicated, all references to “Articles” or “Sections” are to Articles or Sections, as the case may be, of this Supplemental Indenture;
     (7) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
     (8) “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.
Section 1.05 Application of This Supplemental Indenture.
     Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and the Subsidiary Guarantees and shall not apply to any other series of Securities that may be issued hereafter under the Base Indenture. The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 3.1 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.
Section 1.06 Effect of Supplemental Indenture
     This Supplemental Indenture restates in their entirety the terms of the Base Indenture as supplemented by this Supplemental Indenture and does not incorporate the terms of the Base Indenture other than in connection to the rights of the Trustee. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, except as otherwise provided herein, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. Notwithstanding the foregoing, the Trustee shall be entitled to the same rights, benefits, protections, indemnifications and immunities afforded to it pursuant to the Base Indenture.
ARTICLE 2
THE SECURITIES
Section 2.01 Form and Dating
     (a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. Any notation of Subsidiary Guarantee shall be substantially in the form of Exhibit D hereto, and shall be notated on the Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or any Subsidiary Guarantee conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture (to the extent permitted by law) shall govern and be controlling.
     (b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Definitive Securities. Notwithstanding any other provision of this Article II, any issuance of Definitive Securities shall be at the Company’s discretion, except in the specific circumstances set forth in Section 2.06(a) hereof.
Section 2.02 Execution and Authentication
     (a) An Officer shall sign the Securities for the Company by manual or facsimile signature. One Officer shall sign each notation of Subsidiary Guarantee for each Guarantor by manual or facsimile signature.

     (b) If an Officer whose facsimile signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (c) A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Supplemental Indenture.
     (d) The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $475,000,000 and (2) if and when issued, Additional Securities (which may be issued in either a registered or a private offering under the Securities Act), in each case upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the issue of Securities is to be authenticated and whether the Securities are to be in global or definitive form. The Trustee shall also be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Opinion of Counsel stating: that such Initial Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions and assumptions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantors, enforceable in accordance with their terms, subject to the following limitations: (i) bankruptcy, insolvency, moratorium, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, or to general equity principles, (ii) the availability of equitable remedies being subject to the discretion of the court to which application therefor is made; and (iii) such other usual and customary matters as shall be specified in such Opinion of Counsel. The Company may issue Additional Securities under this Supplemental Indenture subsequent to the Issue Date, subject to Section 4.03 of this Supplemental Indenture; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.
     (e) The Trustee shall have the right to decline to authenticate and deliver any Additional Securities under this Section if the Trustee determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustee, executive committee, or a trust committee of directors or trustees or Trust Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.
     (f) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent.
Section 2.03 Registrar and Paying Agent
     (a) The Company shall at all times maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and it shall likewise maintain an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent.
     (b) The Company or any of its Subsidiaries may act as Paying Agent, subject to the provisions of Section 4.15, or as Registrar. Any Paying Agent or Registrar may resign as such upon 30 days’ prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.03, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.
     (c) The Company initially appoints The Bank of New York Mellon Trust Company, N.A. as Registrar and Paying Agent for the Securities at its Corporate Trust Office. The place of payment with respect to the Securities, in addition to the Corporate Trust Office of the Trustee, shall be New York, New York, and at such time, if ever, as the Securities are no longer represented by one or more Global Securities, the Company shall appoint and maintain a Paying Agent in New York, New York, the intention of the Company being that, after giving effect to the procedures of the Depositary respecting payments on Global Securities, the Securities shall at all times be payable in New York, New York.
     (d) The immunities, protections and exculpations available to the Trustee under this Supplemental Indenture shall also be available to each Agent, and the Company’s obligations under Section 7.07 to compensate and indemnify the Trustee shall extend likewise to each Agent.
Section 2.04 [Intentionally Omitted]
Section 2.05 Holder Lists
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.06 Transfer and Exchange
     (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities also may be exchanged or replaced, in whole, as provided in Section 2.07 hereof. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:
     (1) the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days;
     (2) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities; or
     (3) any such owner requests (through a Direct or Indirect Participant) an exchange of its beneficial interest in a Global Security for a Definitive Security, and the Depositary gives the Trustee and the Registrar, in accordance with the Applicable Procedures, at least 20 days’ prior notice of the request.

     Upon the occurrence of any of the events in clause (1), (2) or (3) above, Definitive Securities shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures. Neither the Company, the Guarantors nor the Trustee or the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company, the Guarantors, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depository for all purposes of this Supplemental Indenture.
     (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b) and Section 2.06(d) hereof.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are registered.
     (d) Transfer and Exchange of Definitive Securities for Beneficial Interests. A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Global Securities.
     (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security.
     (f) Legend. The following legend shall appear on the face of each Global Security issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture:
THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE

TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE SUPPLEMENTAL INDENTURE.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     (g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.
     (2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 3.07, 4.07 and 4.12 hereof).

     (3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.
     (4) None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.
     (5) Prior to the due presentation for registration of transfer of any Security, the Company, any Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
     (6) The Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a written order of the Company signed by one of its Officers and in accordance with the other provisions of Section 2.02 hereof to the extent applicable.
     (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Securities
     (a) If any mutilated Security is surrendered to the Registrar or the Company and the Registrar and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of a written order of the Company (which need not be in the form of an Officers’ Certificate), will authenticate a replacement Security if the Registrar’s and the Company’s reasonable requirements are met. If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced.
     (b) Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Securities duly issued hereunder.
Section 2.08 Outstanding Securities
     (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 11.06 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     (b) If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
     (c) If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Temporary Securities
     Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Supplemental Indenture as a holder of Definitive Securities.
Section 2.10 Cancellation
     The Company at any time may deliver Securities to the Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar and no one else shall cancel and dispose of, in accordance with its policies (but subject to the record retention requirements of the Exchange Act), all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver a certificate of such disposal to the Company from time to time upon written request. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.
Section 2.11 Defaulted Interest
     If the Company defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.01) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Company, or at the Company’s request, the Trustee, shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.
Section 2.12 CUSIP Numbers
     The Company in issuing the Securities may use “CUSIP”, “ISIN” or similar numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee, in writing, of any change in any CUSIP or ISIN number.
ARTICLE 3
REDEMPTION
Section 3.01 Notices to Trustee
     (a) If the Company elects to redeem Securities pursuant to Section 3.07 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 15 days before notice of such Redemption Date is given to the Holders unless the Trustee consents to a shorter period. If such redemption is to be effected pursuant to Section 3.07(b) or 3.07(d), then such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions therein.
     (b) If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.
Section 3.02 Selection of Securities to Be Redeemed
     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by such method as the Trustee shall deem to be fair and appropriate and consistent with the applicable procedures of the Depositary. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in minimum amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Supplemental Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.02.
Section 3.03 Notice of Redemption
     (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice is mailed in connection with a defeasance of the Securities or a satisfaction and discharge of this Supplemental Indenture in accordance with Article VIII.
     (b) The notice shall identify the Securities to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price (if then determined and otherwise the basis for its determination);
     (3) the name and address of the Paying Agent where Securities are to be surrendered;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;
     (7) the CUSIP, ISIN or other similar numbers, if any, printed on the Securities being redeemed;
     (8) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar numbers, if any, listed in such notice or printed on the Securities; and
     (9) if the redemption or notice thereof is subject to one or more conditions, a statement to such effect and the condition or conditions precedent.
     (c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03(b).
Section 3.04 Effect of Notice of Redemption
     (a) Once notice of redemption is mailed to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     (b) Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds (other than Designated Proceeds) of an Equity Offering, notice may be given prior to, and subject to, the completion of the related Equity Offering.

Section 3.05 Deposit of Redemption Price
     No later than 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities to be redeemed on that date. If the Company complies with the provisions of this paragraph, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.
Section 3.06 Securities Redeemed in Part
     Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered. The Trustee shall notify the Registrar of the issuance of such new Security.
Section 3.07 Optional Redemption
     (a) On or after March 1, 2016, the Company may redeem all or a part of the Securities at any time and from time to time at its option at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date, if redeemed during the 12-month period beginning March 1 of the years indicated:

Year	Redemption Price
2016	103.375%
2017	102.250%
2018	101.125%
2019 and thereafter	100.000%
     (b) Prior to March 1, 2014, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding Securities (including Additional Securities) at a Redemption Price of 106.750% of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to the Redemption Date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided, that (i) at least 65% of the aggregate principal amount of the Securities (including any Additional Securities) originally issued under this Supplemental Indenture remains outstanding immediately after each such redemption and (ii) each such redemption occurs within 180 days of the date of the closing of the related Equity Offering.
     (c) In addition, at any time and from time to time prior to March 1, 2016, the Company may, at its option, redeem all or part of the Securities at a Redemption Price equal to:
(1)	100% of the principal amount thereof, plus

(2)	the Applicable Premium, plus

(3)	accrued and unpaid interest, if any, thereon to the Redemption Date.
The Company shall notify the Trustee of the Applicable Premium by delivering to the Trustee, on or before the applicable Redemption Date, an Officers’ Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for such calculation.

     (d) If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as permitted by Section 4.12, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Securities that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest thereon to the Redemption Date.
     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
     (f) The Securities will not be redeemable at the option of the Company except as set forth in this Section 3.07. The Company is not, however, prohibited from acquiring the Securities by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, so long as the acquisition does not otherwise violate the terms of this Supplemental Indenture.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Securities
     (a) The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Supplemental Indenture. Payments of principal, premium, if any, and interest on the Securities shall be deemed due for all purposes under this Supplemental Indenture whether such payments are due at Stated Maturity, upon redemption, upon required repurchase pursuant to Section 4.07 or 4.12 hereof, upon declaration or otherwise. Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds in accordance with this Supplemental Indenture money sufficient to pay all principal, premium, if any, and interest then due.
     (b) The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.
Section 4.02 Reports
     (a) Whether or not required by the Commission’s rules and regulations, so long as any Securities are outstanding, the Company will furnish to the Trustee and each Holder of Securities, within the time periods specified in the Commission’s rules and regulations:
     (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The Company will be deemed to have furnished such reports to the Trustee and the Holders of Securities if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available and has notified the Trustee, in writing, that such reports are currently available. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
     (b) If at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in clauses (1) and (2) of the preceding paragraph of this Section 4.02, with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the preceding, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph of this Section 4.02 on its website within the time periods that would apply if the Company were required to file those reports with the Commission.
     (c) In addition, the Company and the Guarantors agree that, for so long as any Securities remain outstanding, if at any time the Company is not required to file with the SEC the reports required by the preceding paragraphs of this Section 4.02, they will furnish to Holders of Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (d) The Company and the Guarantors shall also comply with Section 314(a) of the TIA.
     (e) Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officer’s Certificate.)
Section 4.03 Incurrence of Indebtedness and Issuance of Disqualified Stock
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), other than Permitted Debt, and the Company shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company’s Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     (b) The provisions of paragraph (a) of this Section 4.03 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $500 million and (B) 35% of Consolidated Tangible Assets at the time of incurrence;
     (2) the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Securities and the Subsidiary Guarantees issued on the Issue Date;
     (3) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness incurred in respect of any Indebtedness described under clauses (2), (3), (4), (8) or (11) of this paragraph or incurred pursuant to the first paragraph of this Section 4.03;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company or any Guarantor is the obligor and a Restricted Subsidiary of the Company that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the Securities and the Subsidiary Guarantees, as the case may be, and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (5);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business of the Company or a Restricted Subsidiary of the Company or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $50 million at any time outstanding;
     (7) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;
     (8) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
     (9) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by any other provision of this Section 4.03; provided that the guarantee of any Indebtedness of a Restricted Subsidiary of the Company that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary’s status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee remains outstanding;
     (10) the issuance by a Restricted Subsidiary of the Company of Disqualified Stock to the Company or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such Disqualified Stock ceasing to be the Company or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries, shall be deemed to be an issuance of Disqualified Stock by such Subsidiary that was not permitted by this clause (10);
     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;
     (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Company or a Restricted Subsidiary of the Company, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (i) workers’ compensation or similar liabilities of the Company or any of its Restricted Subsidiaries or (ii) performance, payment, deposit or surety obligations of the Company or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds or similar insurance contracts for the Company and its Restricted Subsidiaries, and refinancings thereof; and
     (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate principal amount (or accreted value, as applicable) not to exceed the greater of (A) $50 million at any one time outstanding and (B) 3.5% of Consolidated Tangible Assets as of any date of incurrence after giving pro forma effect to such incurrence and the application of proceeds therefrom.
     (c) To the extent the Company’s Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was subject to this covenant.
     (d) Neither the Company nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured.
     (e) For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt set forth in Section 4.03(b) or is entitled to be incurred pursuant to Section 4.03(a), the Company will, in its sole discretion, classify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner that complies with this Section 4.03 and such item of Indebtedness or a portion thereof may be classified (or later classified or reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Section 4.03(b) or pursuant to Section 4.03(a). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.03.
     (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
Section 4.04 Restricted Payments
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of the Company or declared or paid to the Company or any of its Restricted Subsidiaries;

     (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by a Restricted Subsidiary of the Company);
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligation, except a payment of interest or principal at its Stated Maturity; or
     (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing; and
     (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (2), (3), (4), (5), (6), (8), (9), (10), (11) or (12) of Section 4.04(b)), is less than the sum of:
     (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus
     (ii) 100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by the Company from the issue or sale, in either case, since the Issue Date of (I) Equity Interests of the Company (other than Disqualified Stock), or (II) Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock, plus
     (iii) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of Section 4.09(a) or has been merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary, the lesser of, at the date of such redesignation, merger, consolidation, transfer, disposition or liquidation (I) the book value (determined in accordance with GAAP) of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the properties or assets disposed of, as applicable) and (II) the Fair Market Value of such Investment in such Unrestricted Subsidiary, in each case after deducting any Indebtedness of such Unrestricted Subsidiary, plus
     (iv) to the extent not already included in Consolidated Net Income for such period, (I) if any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale) and (II) the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or other property, in an amount not to exceed the aggregate amount of such Restricted Investment.
     (b) The provisions of Section 4.04(a) shall not prohibit:
     (1) the payment of any dividend or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of the declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of this Supplemental Indenture;
     (2) the making of any Restricted Payments described in clause (2) or (3) of Section 4.04(a) out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such Restricted Payment occurs not more than 45 days after such sale or issuance) (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (C)(ii) of Section 4.04(a)(4);
     (3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, any Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;
     (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis and the payment of any dividend or distribution by the Company to the holders of its Disqualified Stock, provided that such Disqualified Stock is issued on or after the Issue Date in accordance with Section 4.03(a);
     (5) (A) the acquisition in open-market purchases of our common stock of the Company for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business or (B) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, employee, consultant or director of the Company (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by the Company’s Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) shall not exceed the sum of (x) $15 million in any twelve-month period (with unused amounts to be carried over into the following twelve-month period), (y) the aggregate net proceeds received by the Company during such twelve-month period from the issuance of such Equity Interests (other than Disqualified Stock) pursuant to such agreements or plans and (z) the net cash proceeds of key man life insurance received by the Company or its Restricted Subsidiaries after the Issue Date;
     (6) (A) in connection with an acquisition by the Company or any Restricted Subsidiary, the return of Equity Interests constituting a portion of the purchase consideration in settlement of indemnification claims or (B) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;
     (7) repurchases of Subordinated Obligations at a purchase price not greater than (A) 101% of the principal amount (or accreted value, if applicable) of such Subordinated Obligations and accrued and unpaid interest thereon in the event of a Change of Control or (B) 100% of the principal amount (or accreted value, if applicable) of such Subordinated Obligations and accrued and unpaid interest thereon in the event of an Asset Sale, in connection with any change in control offer or asset sale offer required by the terms of such Subordinated Indebtedness, but only if:
     (A) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.12; or
     (B) in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Section 4.07;
     (8) the payment of reasonable and customary directors’ fees to the members of the Company’s Board of Directors, provided that such fees are consistent with past practice or current requirements;
     (9) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;
     (10) the declaration and payment of dividends on mandatorily convertible preferred stock of the Company (other than Disqualified Stock) issued after the Issue Date in an aggregate amount not to exceed the amount of Designated Proceeds;
     (11) Restricted Payments consisting of dividends or other distributions on the common stock of the Company or purchases of its common stock in an aggregate amount of up to $200 million since the Issue Date; and
     (12) other Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of (A) $40 million and (B) 3.0% of Consolidated Tangible Assets as of the date of making any such Restricted Payment;
provided, further, that, with respect to clauses (2), (3), (5), (6), (7), (8), (10), (11) and (12) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing.

     (c) In determining whether any Restricted Payment is permitted by this Section 4.04, the Company may allocate or reallocate all or any portion of such Restricted Payment among clauses (1) through (12) of Section 4.04(b) or among such clauses and Section 4.04(a), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of one or more of clauses (1) through (12) of Section 4.04(b) and Section 4.04(a). The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.
Section 4.05 Liens
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless:
     (1) in the case of Liens securing Subordinated Obligations of the Company or a Restricted Subsidiary, the Securities or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the Securities or Subsidiary Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and
     (2) in the case of Liens securing Senior Indebtedness of the Company or a Restricted Subsidiary, the Securities or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.
     (b) Upon the occurrence of an Investment Grade Rating Event but not before then, the covenant set forth in Section 4.05(c) shall become effective and shall apply to the Company and its Subsidiaries.
     (c) If the Company or any Subsidiary incurs any Indebtedness secured by a Lien (other than Permitted Liens of the types described in clause (2), (5), (6), (7), (8), (9), (10), (11), (13), (14), (15), (16) or (17) of the definition of the term “Permitted Liens” in Section 1.01) on any asset, whether now owned or hereafter acquired, or if any Subsidiary that is not a Guarantor of the Securities incurs any Indebtedness of any kind, the Company or such Subsidiary, as the case may be, will secure the Securities equally and ratably with (or, at its option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, or will guarantee the Securities on a full and unconditional senior basis (if a Subsidiary incurs unsecured Indebtedness), in each case unless the aggregate amount of all Indebtedness secured by a Lien and the Attributable Amounts of all Sale/Leaseback Transactions would not exceed 12.5% of Consolidated Net Tangible Assets.
Section 4.06 Dividend and Other Payment Restrictions Affecting Subsidiaries
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:
     (1) (x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) However, the restrictions in Section 4.06(a) will not apply to encumbrances or restrictions existing under or by reason of:
     (1) any Credit Facility in effect after the Issue Date to the extent its provisions, taken as a whole, are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Credit Facilities as in effect on the Issue Date;
     (2) (i) this Supplemental Indenture, the Securities or the Subsidiary Guarantees, (ii) the Existing Indenture, the Existing Notes or the Existing Guarantees or (iii) any other indentures governing debt securities issued by the Company or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in this Supplemental Indenture, the Securities and the Subsidiary Guarantees;
     (3) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of this Supplemental Indenture;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person’s subsidiaries, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;
     (6) restrictions of the nature described in clause (3) of Section 4.06(a) by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;
     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of Section 4.06(a) on the property so acquired;
     (8) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (9) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.03, and not in violation of Section 4.05(a), that limit the right of the debtor to dispose of assets securing such Indebtedness;
     (10) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (1), (2), (5), (7) and (9) of this Section 4.06(b), provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced;
     (11) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, agreements relating to Sale/Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business;
     (12) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under this Supplemental Indenture from time to time;
     (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
     (14) any instrument governing Indebtedness of a Foreign Subsidiary; provided that such Indebtedness was otherwise permitted by the terms of this Supplemental Indenture to be incurred.
Section 4.07 Asset Sales
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) The Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (which shall give effect to the assumption by another Person of any liabilities as provided for in clause (2)(A) of this paragraph and which, in the case of an Asset Sale involving consideration not exceeding $100 million, need not be determined by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) (x) at least 75% of the consideration received in such Asset Sale is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash or Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10% of Consolidated Net Worth of the Company at the time each determination is made; provided that any of the following items shall be deemed to be cash and Cash Equivalents for the purposes of this clause (2):
     (A) the assumption of any liabilities (as shown on the Company’s or the Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to Securities issued under this Supplemental Indenture or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability;

     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or the Restricted Subsidiary into cash or Cash Equivalents within 180 days following their receipt (to the extent of cash or Cash Equivalents received);
     (C) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments” in Section 1.01; and
     (D) accounts receivable of a business retained by the Company or any of its Restricted Subsidiaries following the sale of such business; provided, that such accounts receivable are not (i) past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable;
provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of Section 4.05 or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.
     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:
     (1) to prepay, repay, purchase, repurchase or redeem any Senior Indebtedness of the Company or any Restricted Subsidiary of the Company;
     (2) to acquire a controlling interest in another business or all or substantially all of the assets or operating line of another business, in each case engaged in a Permitted Business;
     (3) to make capital expenditures; or
     (4) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments” in Section 1.01;
provided that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (2) or (3) of this sentence if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or entered into a binding agreement with respect to an expenditure or Investment, in compliance with clause (2) or (3), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by this Supplemental Indenture. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Asset Sale Proceeds.”
     (c) When the aggregate amount of Excess Asset Sale Proceeds exceeds $30 million, the Company shall make an offer to the Holders of Securities and the holders of any other Senior Indebtedness that is subject to requirements with respect to the application of net proceeds from asset sales that are substantially similar to those contained in this Section 4.07 (an “Asset Sale Offer”) to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the Holders of the

Securities and such holders of such other Senior Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the Securities and such other Senior Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted amount in the case of any Senior Indebtedness issued with original issue discount) plus accrued and unpaid interest thereon to the date of purchase (the “Asset Sale Payment”), in accordance with the procedures set forth in this Section 4.07. To the extent that the aggregate principal amount of Securities and other Senior Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by this Supplemental Indenture. If the aggregate principal amount of the Securities and such other Senior Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, the Company shall select the Securities and such other Senior Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Asset Sale Proceeds shall be reset at zero.
     (d) When the Company becomes obligated to make an Asset Sale Offer, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Supplemental Indenture and described in such notice.
     (e) On the Asset Sale Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Asset Sale Proceeds pursuant to clause (c) above of this Section 4.07;
     (2) deposit with the Paying Agent an amount equal to the amount of Excess Asset Sale Proceeds that, after giving effect to proration with holders of other Senior Indebtedness pursuant to clause (c) above of this Section 4.07, is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and
     (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.
     (f) The Paying Agent will promptly mail (or cause to be transferred through the facilities of the Depositary) to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.07, the Asset Sale Payment for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
     (g) If the Asset Sale Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

     (h) The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the date such Asset Sale Offer is completed.
     (i) The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue of the Company’s compliance with such securities laws or regulations.
Section 4.08 Transactions with Affiliates
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $1 million, unless:
     (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view, evidenced (if required by clause (2) of this Section 4.08(a)) by the Officers’ Certificate provided for in clause (2) of this Section 4.08(a); and
     (2) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $20 million but equal to or less than $40 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million, a resolution of its Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.08(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors;
     (b) None of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of Section 4.08(a):
     (1) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its business;
     (2) transactions between or among (A) the Company and one or more Restricted Subsidiaries and (B) any Restricted Subsidiaries;

     (3) the performance of any written agreement in effect on the Issue Date, as such agreement may be amended, modified or supplemented from time to time; provided, however, that any amendment, modification or supplement entered into after the Issue Date will be permitted only to the extent that its terms do not adversely affect the rights of any Holders of the Securities (as determined in good faith by an Officer of the Company, and, if such amendment, modification or supplement involves aggregate consideration in excess of $40 million, as determined in good faith by the Board of Directors) as compared to the terms of the agreement in effect on the Issue Date;
     (4) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case, in the ordinary course of business;
     (5) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;
     (6) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;
     (7) sales of Equity Interests of the Company (other than Disqualified Stock) to Affiliates of the Company or any of its Restricted Subsidiaries;
     (8) Restricted Payments that are permitted by Section 4.04; and
     (9) any transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or a Restricted Subsidiary; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.
Section 4.09 Designation of Restricted and Unrestricted Subsidiaries
     (a) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:
     (1) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under Section 4.03(a) or the Fixed Charge Coverage Ratio of the Company immediately after giving effect to such designation would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to such designation;
     (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and
     (3) the Company certifies that such designation complies with this Section. Any such designation by the Board of Directors shall be evidenced by the Company promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding provisions.

     (b) The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of “Unrestricted Subsidiary” set forth in Section 1.01. For purposes of making the determination as to whether such designation would be made in compliance with this Section, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.04(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (1) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation and (2) the Fair Market Value of such Investments at the time of such designation.
Section 4.10 Additional Subsidiary Guarantees
     If, after the Issue Date, any Restricted Subsidiary (other than a Foreign Subsidiary) of the Company that is not already a Guarantor (whether or not acquired or created by the Company or another Restricted Subsidiary after the Issue Date) incurs any Indebtedness, or guarantees any other Indebtedness of the Company or a Guarantor, in either case in excess of a De Minimis Amount, then the Company shall cause such Restricted Subsidiary to become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit C hereto and delivering it to the Trustee within 180 days of the date on which it incurred or guaranteed such Indebtedness, as the case may be.
Section 4.11 [Intentionally Omitted.]
Section 4.12 Change of Control
     (a) If a Change of Control occurs, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail to each Holder of Securities a notice describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Section 4.12 and described in such notice.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and
     (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.
     (c) The Paying Agent will promptly mail (or cause to be transferred through the facilities of the Depositary) to each Holder of Securities so tendered and not withdrawn the Change of Control Payment for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Trustee will notify the Registrar of the issuance of the new Security.
     (d) If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.
     (e) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (f) The provisions described above in this Section that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Supplemental Indenture are applicable.
     (g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made with respect to the Securities in advance of a Change of Control, and conditional upon the occurrence of such Change of Control, if a definitive agreement for the Change of Control is in place at the time of making the Change of Control Offer.
     (h) The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of the Company’s compliance with such securities laws or regulations.
Section 4.13 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities
     So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.03 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States where the Securities may be surrendered for exchange or registration of transfer as provided in this Supplemental Indenture, where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the continental United States where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation under Section 2.03 to maintain an office or agency in New York, New York where any Definitive Securities may be presented or surrendered for payment. The Company will give to Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated Corporate Trust Office of the Trustee, and the

Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.
Section 4.14 [Intentionally Omitted.]
Section 4.15 Provision as to Paying Agent
     (a) If the Company shall appoint a Paying Agent other than the Trustee, in accordance with the terms of this Supplemental Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall undertake, subject to the provisions of this Section 4.15:
     (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and will notify the Trustee of the receipt of sums to be so held;
     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;
     (3) that it will at any time during the continuance of any Event of Default specified in Section 6.01, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and
     (4) that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Supplemental Indenture relating to the duties, rights and liabilities of such Paying Agent.
     (b) If the Company shall not act as its own Paying Agent, it will, by 10:00 a.m. (New York City time) on the due date of the principal of or premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.
     (c) If the Company shall act as its own Paying Agent, it will, by 11:00 a.m. (New York City time) on each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.
     (d) Anything in this Section 4.15 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Supplemental Indenture, or for any other reason, pay or cause to be paid to the Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.15, such sums to be delivered by the Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.
     (e) Anything in this Section 4.15 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.15 is subject to the provisions of Section 8.04 and Section 8.06.

Section 4.16 Maintenance of Corporate Existence
     So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in Article V of this Supplemental Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.17 Compliance Certificate
     (a) The Company and the Guarantors shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company ending after the Issue Date a statement (which need not be an Officers’ Certificate) signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Guarantors, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has performed its obligations under this Supplemental Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     (b) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.18 Taxes
     The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.
Section 4.19 Stay, Extension and Usury Laws
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.20 Termination of Certain Covenants
     Upon the occurrence of an Investment Grade Rating Event, each of the covenants set forth in Sections 4.03, 4.04, 4.05(a) and 4.06 through 4.12 and in Section 5.01 (except for clause (1) of Section 5.01(a)) and clause (6) of Section 6.01 will cease to apply to the Company and its Subsidiaries, as the case may be, and will no longer have effect. Instead, the covenant set forth in Section 4.05(c) will thereupon apply to the Company and its Subsidiaries.

ARTICLE 5
SUCCESSOR COMPANY
Section 5.01 Merger, Consolidation or Sale of Assets
     (a) The Company may not: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as whole, in one or more related transactions, to another Person, unless:
     (1) the Company is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than the Company) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the Trustee, all of the obligations and covenants of the Company under this Supplemental Indenture and the Securities; provided, that unless such resulting, transferee or surviving Person is a corporation, a corporate co-issuer of the Securities will be added to this Supplemental Indenture by such supplemental indenture;
     (2) immediately before and after such transaction no Default or Event of Default has occurred and is continuing;
     (3) except in the case of a consolidation or merger of the Company with or into a Restricted Subsidiary, or a sale, assignment, transfer, conveyance or other disposition of properties or assets to the Company or a Restricted Subsidiary, either:
     (A) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company or the resultant, transferee or surviving Person (if other than the Company) would have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;
     (B) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company or the resultant transferee or surviving Person (if other than the Company) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or
     (C) immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of the Company or the resultant, transferee or surviving Person (if other than the Company) would be not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and
     (4) the Company or such successor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, combination, sale assignment, disposition, conveyance, transfer or lease, and such supplemental indenture, comply with the provisions of this Supplemental Indenture and that all conditions precedent in this Supplemental Indenture relating to such transaction have been satisfied.

     (b) In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
Section 5.02 Successor Substituted
     Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, the Company under this Supplemental Indenture with the same effect as if such successor had been named as the Company herein and shall be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Supplemental Indenture referring to the “Company” shall refer instead to the successor and not to the predecessor); and thereafter, if the Company is dissolved following a disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with this Supplemental Indenture, it shall be discharged and released from all obligations and covenants under this Supplemental Indenture and the Securities.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default
     (a) Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on the Securities;
     (2) default in the payment when due of the principal of, or premium, if any, on the Securities;
     (3) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.12 or 5.01 hereof for 30 days after receipt of written notice specified in Section 6.01(b) below;
     (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of written notice specified in Section 6.01(b) below to comply with any of its other agreements contained in this Supplemental Indenture or the Securities (other than a failure that is subject to clause (1), (2) or (3) of this Section 6.01(a));
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:
     (A) is caused by a failure to pay principal of, or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

     (B) results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $30 million or more;
     (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;
     (7) except as permitted by this Supplemental Indenture, any Subsidiary Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and
     (8) (A) the Company or a Significant Subsidiary or a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) consents to the institution of a bankruptcy or an insolvency proceeding against it;
or takes any comparable action under any foreign laws relating to insolvency; or
     (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary or a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case in which it is a debtor;
     (ii) appoints a Custodian of the Company or any Significant Subsidiary or a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Subsidiaries that, taken together would constitute a Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days.
     (b) However, a Default under clauses (3) and (4) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (3) and (4) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
     (c) Whether or not a group of Subsidiaries would constitute, when taken together, a Significant Subsidiary will be determined, for purposes of Section 6.01(a), on the basis of the latest available consolidated financial statements of the Company and its Subsidiaries.
Section 6.02 Acceleration of Maturity; Rescission and Annulment
     (a) If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01(a)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (8) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders. The Holders of a majority in outstanding principal amount of the Securities by notice to the Trustee may on behalf of the Holders of all the Securities rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (3) there has been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee, its agents and its counsel incurred in connection with such Default or Event of Default.
     (b) In the case of an Event of Default specified in clause (5) of Section 6.01(a), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the Securities, automatically and without any action by the Trustee or the Holders of the Securities, if within 60 days after such Event of Default first arose the Company delivers an Officers’ Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been paid or discharged, (2) the holders of the Indebtedness have rescinded or waived the acceleration giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been otherwise cured; provided, however, that in no event shall an acceleration of the principal amount of the Securities pursuant to Section 6.02(a) be annulled, waived or rescinded upon the happening of any such events.
Section 6.03 Other Remedies
     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium (if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Supplemental Indenture.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults
     Subject to the last sentence of Section 6.02(a), the Holders of a majority in outstanding principal amount of the Securities, by notice to the Trustee may on behalf of the Holders of all the Securities waive an existing Default or Event of Default and its consequences hereunder except a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
Section 6.05 Control by Majority
     The Holders of a majority in outstanding principal amount of the Securities have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Supplemental Indenture or, subject to Section 7.01 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all loss, liability and expense caused by taking or not taking such action.
Section 6.06 Limitation on Suits
     (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may not pursue any remedy with respect to this Supplemental Indenture, the Securities or the Subsidiary Guarantees unless:
     (1) the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;
     (2) Holders of at least 25% in outstanding principal amount of the Securities have made a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with the Holders’ request within 60 days after receipt of the request and the furnishing of security or indemnity; and
     (5) the Holders of a majority in outstanding principal amount of the Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.
     (b) A Holder may not use this Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment
     Notwithstanding any other provision of this Supplemental Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee
     If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 hereof to cover the costs and expenses of collection, including the reasonable compensation, disbursement and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 hereof.
Section 6.10 Priorities
     (a) If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.07 hereof;
     Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and
     Third: to the Company.
     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs
     In any suit for the enforcement of any right or remedy under this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Securities.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Supplemental Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Supplemental Indenture and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 7.01(b) hereof;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c) hereof.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or security or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company or a Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 2.02, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;
     (h) the Trustee may request that the Company and, if applicable, the Guarantors deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; the Trustee shall be entitled to the rights and protections afforded to the Trustee pursuant to this Section 7.02 even in acting as a Paying Agent or Security Registrar hereunder;
     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (j) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action; and
     (k) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee or any Agent assumes no responsibility for their correctness. Neither the Trustee nor any Agent makes any representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities. The Trustee or any Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
Section 7.03 Individual Rights of Trustee
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Supplemental Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
Section 7.05 Notice of Defaults
     If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the redemption or required repurchase provisions of such Security), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Reports by Trustee to Holders
     (a) Within 60 days after each May 15 beginning with the May 15 of the year following the date of this Supplemental Indenture, the Trustee shall mail to each Holder a brief report that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also transmit by mail all reports required by Trust Indenture Act Section 313(c).
     (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
Section 7.07 Compensation and Indemnity
     (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services, which may be set forth in a separate fee agreement between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Supplemental Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company is not required to reimburse any expense or indemnify against any loss, liability, claim, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.
     (b) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium (if any) and interest on particular Securities.
     (c) The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Supplemental Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.
     (c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
     (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Supplemental Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.
     (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) If the Trustee fails to comply with Section 7.10 hereof after written notice thereto, the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger
     (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
     (b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Supplemental Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the

Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Supplemental Indenture provided that the certificate of the Trustee shall have.
Section 7.10 Eligibility; Disqualification
     The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b).
Section 7.11 Preferential Collection of Claims Against Company
     The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.
ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01 Discharge of Liability on Securities; Defeasance
     (a) Subject to Section 8.01(e) hereof, when (1)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable at their scheduled maturity or (z) all outstanding Securities not theretofore delivered for cancellation will become due and payable within one year by reason of the giving of notice of redemption in accordance with Article III hereof or otherwise, (2) the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Stated Maturity or redemption, (3) no Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from the borrowing of funds applied to such deposit), and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound, (4) the Company has paid or caused to be paid all sums then payable by it under this Supplemental Indenture and (5) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Securities at Stated Maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Supplemental Indenture and the obligations of the Company and the Guarantors under the Securities and the Subsidiary Guarantees, on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Supplemental Indenture have been complied with) and at the cost and expense of the Company.
     (b) Subject to Section 8.02 hereof, the Company at its option at any time may terminate (1) all its obligations, except as specified in Section 8.01(e) hereof, under the Securities and this Supplemental Indenture and all obligations of the Guarantors with respect to their Subsidiary Guarantees

(“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (2) its obligations under Section 4.02, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.12, and Section 4.18 hereof, except to the extent such obligations are imposed by Section 318(c) of the Trust Indenture Act, and Section 5.01(a)(2) and (3) hereof, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply with such Sections shall no longer constitute a Default or an Event of Default under Section 6.01(a)(3) (solely as it relates to Section 4.12 or Section 5.01(a)(2) or (3) hereof), Section 6.01(a)(4), Section 6.01(a)(5) or Section 6.01(a)(6) hereof or (with respect only to Significant Subsidiaries) Section 6.01(a)(8) hereof, and the events specified in such Sections shall no longer constitute an Event of Default (this clause (2) being referred to as the “covenant defeasance option”), but otherwise the remainder of this Supplemental Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from its obligations with respect to its Subsidiary Guarantee as provided in Section 10.09(b) hereof.
     (c) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(a)(3) (solely as it relates to Section 4.12 or Section 5.01(a)(2) or (3)), Section 6.01(a)(4), Section 6.01(a)(5), Section 6.01(a)(6) or (with respect only to Significant Subsidiaries) Section 6.01(a)(8) hereof.
     (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
     (e) Notwithstanding the provisions of Section 8.01(a) and Section 8.01(b) hereof, the obligations of the Company in Section 2.03, Section 2.05, Section 2.06, Section 2.07, Section 2.09, Section 7.07, Section 7.08 hereof, and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Section 7.07, Section 8.05 and Section 8.06 hereof shall survive.
Section 8.02 Conditions to Defeasance
     The Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to Stated Maturity or to a particular Redemption Date;
     (b) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
     (c) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred;
     (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
     (e) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Supplemental Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;
     (f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
     (g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.
Section 8.03 Delivery and Application of Trust Money
     The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities in accordance with this Supplemental Indenture to the payment of principal, premium, if any, of and interest on the Securities.
Section 8.04 Repayment to Company
     (a) The Trustee and each Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the Obligations under this Supplemental Indenture.
     (b) Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or premium, if any, or interest on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Subsidiary shall be discharged from any trust hereunder), and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors; provided, however, that, if any Definitive Securities are then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.05 Indemnity for Government Securities
     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.
Section 8.06 Reinstatement
     If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Supplemental Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment in respect of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.
ARTICLE 9
AMENDMENTS
Section 9.01 Without Consent of Holders
     The Company, any Guarantors and the Trustee may amend or supplement this Supplemental Indenture, the Securities or any Subsidiary Guarantees without notice to or consent of any Holder:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     (3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets, including the addition of any required co-issuer of the Securities;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially affect the legal rights hereunder of any Holder;
     (5) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Supplemental Indenture under the Trust Indenture Act;

     (6) to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default, in each case, as provided in this Supplemental Indenture;
     (7) to secure the Securities, including pursuant to the requirements of Section 4.05;
     (8) to conform the text of this Supplemental Indenture, the Securities or the Subsidiary Guarantees to any provision of the “Description of the Notes” in the Company’s final prospectus supplement relating to the Initial Securities to the extent that such provision in such “Description of the Notes” was intended to set forth, verbatim or in substance, a provision of this Supplemental Indenture, the Securities or the Subsidiary Guarantees; or
     (9) to provide for the issuance of Additional Securities and related Subsidiary Guarantees in accordance with this Supplemental Indenture.
Section 9.02 With Consent of Holders
     (a) The Company, the Guarantors and the Trustee may amend or supplement this Supplemental Indenture, the Securities or the Subsidiary Guarantees with the consent of the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities). Subject to the following sentence, any existing Default or compliance with any provision of this Supplemental Indenture, the Securities or the Subsidiary Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):
     (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or repurchase of the Securities (other than provisions relating to Section 4.07 or 4.12);
     (3) reduce the rate of or change the time for payment of interest on any Security;
     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in outstanding principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);
     (5) make any Security payable in money other than that stated in the Securities;
     (6) make any change in the provisions of this Supplemental Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities (except as permitted by clause (7) below);
     (7) waive a redemption or repurchase payment with respect to any Security (other than a payment required by Section 4.07 or 4.12); or

     (8) make any change in the preceding amendment, supplement and waiver provisions of this Section 9.02(a).
     (b) The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment or waiver. It is sufficient if the consent approves the substance of the proposed amendment or waiver.
     (c) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder of Securities affected thereby a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.02.
Section 9.03 Compliance with Trust Indenture Act
     Every amendment to this Supplemental Indenture, the Securities or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.
Section 9.04 Revocation and Effect of Consents and Waivers
     (a) A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security (or any Holder of a Security issued upon the registration of transfer or exchange thereof or in lieu thereof), even if notation of the amendment, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.
     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Supplemental Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No such consent shall become valid or effective more than 120 days after such record date.
Section 9.05 Notation on or Exchange of Securities
     If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment or supplement.

Section 9.06 Trustee to Sign Amendments
     The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amendment or supplement is authorized or permitted by this Supplemental Indenture.
ARTICLE 10
SUBSIDIARY GUARANTEES
Section 10.01 Subsidiary Guarantees
     (a) Each Guarantor hereby, jointly and severally, guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.07 or Section 4.12 hereof, acceleration or otherwise, and all other monetary obligations owing by the Company under this Supplemental Indenture (including obligations owing to the Trustee) and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantors further agree that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
     (b) The Guarantors waive presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Securities or the Guaranteed Obligations. The obligations of the Guarantors hereunder shall not be affected by: (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Supplemental Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any Guaranteed Obligation; (3) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Supplemental Indenture (other than this Article X), the Securities or any other agreement; (4) the release of security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (6) any change in the ownership of the Company; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity, except for payment of the Securities in full.
     (c) The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein constitute a guarantee of payment when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Guaranteed Obligations.
     (d) The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.02 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.
     (e) The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
     (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at Stated Maturity, upon redemption, required repurchase, acceleration or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligation (but only to the extent not prohibited by law).
     (g) The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.01.
     (h) The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
Section 10.02 Limitation on Liability
     Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03 Execution and Delivery of Subsidiary Guarantee
     (a) To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Supplemental Indenture (or a supplemental indenture substantially in form of Exhibit C hereof) will be executed on behalf of such Guarantor by one of its Officers.

     (b) Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. If an Officer whose facsimile signature is on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.
     (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors.
Section 10.04 Successors and Assigns
     Except as otherwise provided in Section 10.09 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Supplemental Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture, the Securities and the Subsidiary Guarantees.
Section 10.05 No Waiver
     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
Section 10.06 Right of Contribution
     Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.06 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.
Section 10.07 No Subrogation
     Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.
Section 10.08 Modification
     No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.
Section 10.09 Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor
     (a) To the extent that the Subsidiary Guarantee of a Guarantor has not been released in accordance with the provisions of this Supplemental Indenture, such Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into, another Person (whether or not such Guarantor is the resulting, transferee or surviving Person) other than the Company or another Guarantor, unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (2) either:
     (A) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form of Exhibit C hereto, all the obligations of such Guarantor under this Supplemental Indenture, the Securities and its Subsidiary Guarantee on terms set forth therein; or
     (B) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.07.
     (b) The Subsidiary Guarantee of a Guarantor shall be automatically and unconditionally released:
     (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.07;
     (2) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.07;
     (3) if such Guarantor is a Restricted Subsidiary and the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.09;

     (4) upon the exercise by the Company of its legal defeasance option or covenant defeasance option in accordance with Section 8.01(b) or upon satisfaction and discharge of this Supplemental Indenture in accordance with Section 8.01(a);
     (5) upon the liquidation or dissolution of such Guarantor provided that no Default or Event of Default has occurred and is continuing; or
     (6) at any time after the occurrence of an Investment Grade Rating Event, such Guarantor does not have outstanding Indebtedness, and it does not guarantee Indebtedness of the Company or any other Guarantor, in each case in excess of a De Minimis Amount.
     (c) Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in clauses (1) — (6) of Section 10.09(b) has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Supplemental Indenture.
ARTICLE 11
MISCELLANEOUS
Section 11.01 Trust Indenture Act Controls
     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act (or in any other indenture qualified thereunder), the provision required by the Trust Indenture Act shall control.
Section 11.02 Notices
     (a) Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):
     if to the Company or any Guarantors:
Key Energy Services, Inc.
1301 McKinney, Suite 1800
Houston, Texas 77010
Attention: Chief Financial Officer
Facsimile: (713) 652-4005
     with a copy to:
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: Scott L. Olson
Facsimile: (713) 220-4285
     if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
601 Main Street, 18th Floor
Houston, Texas 77002
Attention: Corporate Finance Southern US
Facsimile: (713) 483-7038
     (b) The Company or any Guarantors, by notice to the Trustee, or the Trustee by notice to the Company and any Guarantors, may designate additional or different addresses for subsequent notices or communications.
     (c) Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.
     (d) All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     (e) Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
     (f) The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuer or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.
Section 11.03 Communication by Holders with Other Holders
     Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).
Section 11.04 Certificate and Opinion as to Conditions Precedent
     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Supplemental Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05 Statements Required in Certificate or Opinion
     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Supplemental Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
Section 11.06 When Securities Disregarded
     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
Section 11.07 Legal Holidays
     A “Legal Holiday” is a day that is not a Business Day. Notwithstanding any other provisions of this Supplemental Indenture, the Securities or the Subsidiary Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.
Section 11.08 Governing Law
     THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.
Section 11.09 No Personal Liability of Directors, Officers, Employees and Others
     No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, this Supplemental Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.
Section 11.10 Successors
     All agreements of the Company and (except as otherwise provided in Section 10.09 hereof) the Guarantors in this Supplemental Indenture, the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 11.11 Multiple Originals; Counterparts
     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
Section 11.12 Severability
     In case any provision in this Supplemental Indenture or in the Securities or the Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 11.13 Table of Contents; Headings
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 11.14 No Adverse Interpretation of Other Agreements
     This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 11.15 Waiver of Jury Trial
     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.
Section 11.16 Force Majeure
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 11.17 USA Patriot Act
     The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

KEY ENERGY SERVICES, INC.
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

GUARANTORS: KEY ENERGY SERVICES, LLC
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

KEY ENERGY SERVICES CALIFORNIA, INC.
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

KEY ENERGY SERVICES (MEXICO), LLC
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

MISR KEY ENERGY INVESTMENTS, LLC
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

MISR KEY ENERGY SERVICES, LLC
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

KEY ENERGY MEXICO, LLC
By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee
By:	/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos
Senior Associate

2

EXHIBIT A
[FACE OF SECURITY]
KEY ENERGY SERVICES, INC.
6.750% SENIOR NOTE DUE 2021
CUSIP NO. [•]

No.	Principal Amount $
KEY ENERGY SERVICES, INC., a Maryland corporation, promises to pay to                   , or registered assigns, the principal sum of                dollars on December 1, 2014 [, or such other principal amount as is indicated on the attached schedule].1
Interest Payment Dates: March 1 and September 1, commencing September 1, 2011.
Record Dates: February 15 and August 15.
Dated: March 4, 2011

KEY ENERGY SERVICES, INC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the
Securities referred to in the Supplemental Indenture.

By:
Authorized Signatory

[1]	For Global Securities.

[BACK OF SECURITY]
KEY ENERGY SERVICES, INC.
6.750% SENIOR NOTE DUE 2021
[Insert the Global Security Legend, if applicable pursuant to the provisions of the Supplemental Indenture]
Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.
     1. Interest. Key Energy Services, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Security at 6.750% per annum from March 1, 2011 until maturity. The Company will pay interest semi-annually in arrears on March 4 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 1, 2011. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Supplemental Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within New York, New York, or, at the option of the Company, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of have provided wire transfer instructions to the Company and the Paying Agent at least 10 business days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Holders must surrender their Securities to the Paying Agent to collect payments of principal and premium, if any.
     3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Supplemental Indenture.

     4. Supplemental Indenture. The Company issued the Securities under an Supplemental Indenture, dated as of March 4, 2011 (the “Supplemental Indenture”), among the Company, the Guarantors named therein and the Trustee. The terms of the Securities include those stated in the Supplemental Indenture and those made part of the Supplemental Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Supplemental Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $475,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities under the Supplemental Indenture, subject to Section 4.03 of the Supplemental Indenture; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.
     5. Redemption.
     (a) On or after March 1, 2016, the Company may redeem all or a part of the Securities at any time and from time to time at its option at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date, if redeemed during the 12-month period beginning December 1 of the years indicated:

Year	Percentage
2016	103.375%
2017	102.250%
2018	101.125%
2019 and thereafter	100.000%
     (b) Prior to March 1, 2014, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding Securities (including any Additional Securities) at a Redemption Price of 106.750% of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to the Redemption Date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Securities (including any Additional Securities) originally issued under the Supplemental Indenture remains outstanding immediately after each such redemption and (ii) each such redemption occurs within 180 days of the date of the closing of the related Equity Offering.
     (c) In addition, at any time and from time to time prior to March 1, 2016, the Company may, at its option, redeem all or part of the Securities at a Redemption Price equal to
     (i) 100% of the principal amount thereof, plus
     (ii) the Applicable Premium, plus
     (iii) accrued and unpaid interest, if any, thereon to, the Redemption Date.
     (d) If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as permitted by Section 4.12 of the Supplemental Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Securities that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest thereon to the Redemption Date.
     6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Supplemental Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions in accordance with the Supplemental Indenture.
     7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.
     8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Supplemental Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Supplemental Indenture or the Securities may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Supplemental Indenture, the Subsidiary Guarantees or the Securities may be amended or supplemented (a) to cure any ambiguity, defect or inconsistency, (b) to provide for uncertificated Securities in addition to or in place of certificated Securities, (c) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Securities in specified circumstances, (d) to make any change that would provide any additional rights or benefits to the Holders or that does not materially affect the legal rights of any Holder, (e) to comply with any requirement of the SEC in connection with qualifying the Supplemental Indenture under the Trust Indenture Act or maintaining such qualification, (f) to add or release Guarantors in compliance with the Supplemental Indenture, to appoint a successor Trustee or to add additional Events of Default, (g) to secure the Securities, (h) to conform the text of the Supplemental Indenture, the Securities or the Subsidiary Guarantees to “Description of the Notes” in the Company’s prospectus supplement respecting the Initial Securities and (i) to provide for the issuance of Additional Securities and related Subsidiary Guarantees in accordance with the Supplemental Indenture.
     9. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

     10. Defeasance. The Supplemental Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Supplemental Indenture, which provisions apply to this Security.
     11. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.
     12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP, ISIN or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture. Requests may be made to:
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Attention: Chief Financial Officer

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or Section 4.12 of the Supplemental Indenture, check the appropriate box below:

☐ Section 4.07	☐ Section 4.12
     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.07 or Section 4.12 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

EXHIBIT B
FORM OF NOTATION OF SUBSIDIARY GUARANTEE
     For value received, the undersigned Guarantor (which term includes any successor to such Guarantor under the Supplemental Indenture) has, jointly and severally, with each other Guarantor, unconditionally guaranteed, to the extent set forth in the Supplemental Indenture and subject to the provisions in the Supplemental Indenture dated as of March 4, 2011 (the “Supplemental Indenture”) among Key Energy Services, Inc. (the “Company"), each Guarantor party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the full and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Supplemental Indenture) when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.07 or Section 4.12 of the Supplemental Indenture, acceleration or otherwise, and all other monetary obligations owing by the Company under the Supplemental Indenture (including obligations owing to the Trustee) and the Securities, all as more fully provided in Article X of the Supplemental Indenture. The obligations of the undersigned Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Supplemental Indenture are expressly set forth in Article X of the Supplemental Indenture and reference is hereby made to the Supplemental Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each Subsidiary Guarantee is subject to release in accordance with the provisions of the Supplemental Indenture.

[NAME OF GUARANTOR(S)]
By:
Name:
Title:

B-1

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTORS
     [SEQUENTIAL NUMBER] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of         , 20 , among [Names of Future Guarantor(s)] (the “New Guarantors”), a subsidiary of Key Energy Services, Inc., a Maryland corporation [or its permitted successor] (the “Company”), the existing Guarantors (as defined in the First Supplemental Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the First Supplemental Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors”, or individually as a “Guarantor.”
WITNESSETH
     WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee a first supplemental indenture (the “First Supplemental Indenture”), dated as of March 4, 2011, relating to the 6.750% Senior Notes due 2021 (the “Securities”) of the Company;
     WHEREAS, Section 4.10 of the First Supplemental Indenture provides that if any of the Restricted Subsidiaries (other than a Foreign Subsidiary) of the Company that is not already a Guarantor incurs any Indebtedness, or guarantees any other Indebtedness of the Company or a Guarantor in either case in excess of a De Minimis Amount, then the Company shall cause that Restricted Subsidiary to become a Guarantor by executing a supplemental indenture;1 and
     WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the First Supplemental Indenture without the consent of any Holder;
     NOW THEREFORE, to comply with the provisions of the First Supplemental Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the First Supplemental Indenture.
     2. AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to guarantee to each Holder and to the Trustee the Guaranteed Obligations, to the extent set forth in the First Supplemental Indenture and subject to the provisions in the First Supplemental Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the First Supplemental Indenture are expressly set forth in Article X of the First Supplemental Indenture and reference is hereby made to the First Supplemental Indenture for the precise terms of the Subsidiary Guarantees.
     3. EXECUTION AND DELIVERY. Each New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

[1]	Revise this recitation as appropriate if the Supplemental Indenture is being delivered in compliance with Section 10.9(a)(2)(A).

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     4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Remainder of Page Intentionally Left Blank.]
[Signature Page Follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated:          , 20

[NEW GUARANTOR]
By:
Name:
Title:

[EXISTING GUARANTORS]
By:
Name:
Title:

KEY ENERGY SERVICES, INC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

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